                                                              EXHIBIT (d)(8)(iv)

[ING FUNDS LOGO]

February 25, 2004

Mary Ann Fernandez
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602

Dear Ms. Fernandez:

         Pursuant to Section 1 of the Sub-Adviser Agreement dated May 9, 2001, as amended, between ING Investments, LLC and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Principal Protection Fund X and ING Principal Protection Fund XI, two newly established series of ING Equity Trust (the "New Series"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Series to the AMENDED AND RESTATED SCHEDULE A of the Agreement. The AMENDED AND RESTATED SCHEDULE A, with the annual sub-advisory fees indicated for each series, is attached hereto.

         Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the New Series by signing below.

                                            Very sincerely,

                                            Michael J. Roland
                                            Executive Vice President
                                            ING Investments, LLC

ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.

By___________________________
       Mary Ann Fernandez
       Senior Vice President

7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000     ING Investments, LLC
Scottsdale, AZ 85258-2034            Fax: 480-477-2744
                                     www.ingfunds.com

                          FORM OF AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                              SUB-ADVISER AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

              SERIES                      ANNUAL SUB-ADVISER FEE
              ------                      ----------------------
ING Principal Protection Fund       Offering Phase              0.1250%
                                    Guarantee Period            0.3600%
                                    Index Plus LargeCap Period  0.2700%

ING Principal Protection Fund II    Offering Phase              0.1250%
                                    Guarantee Period            0.3600%
                                    Index Plus LargeCap Period  0.2700%

ING Principal Protection Fund III   Offering Phase              0.1250%
                                    Guarantee Period            0.3600%
                                    Index Plus LargeCap Period  0.2700%

ING Principal Protection Fund IV    Offering Phase              0.1250%
                                    Guarantee Period            0.3600%
                                    Index Plus LargeCap Period  0.2700%

ING Principal Protection Fund V     Offering Phase              0.1250%
                                    Guarantee Period            0.3600%
                                    Index Plus LargeCap Period  0.2700%

ING Principal Protection Fund VI    Offering Phase              0.1250%
                                    Guarantee Period            0.3600%
                                    Index Plus LargeCap Period  0.2700%

ING Principal Protection Fund VII   Offering Phase              0.1125%
                                    Guarantee Period            0.3600%
                                    Index Plus LargeCap Period  0.2700%

              SERIES                           ANNUAL SUB-ADVISER FEE
              ------                           ----------------------
ING Principal Protection Fund VIII  Offering Phase                         0.1125%
                                    Guarantee Period:
                                         -     Equity Component            0.3600%
                                         -     Fixed Component             0.2475%
                                         -     ETF & Futures Strategy
                                               in lieu of Equity Strategy  0.2475%
                                    Index Plus LargeCap Period             0.2700%

ING Principal Protection Fund IX    Offering Phase                         0.1125%
                                    Guarantee Period:
                                         -     Equity Component            0.3600%
                                         -     Fixed Component             0.2475%
                                         -     ETF & Futures Strategy
                                               in lieu of Equity Strategy  0.2475%
                                    Index Plus LargeCap Period             0.2700%

ING Principal Protection Fund X     Offering Phase                         0.1125%
                                    Guarantee Period:
                                         -     Equity Component            0.3600%
                                         -     Fixed Component             0.2475%
                                         -     ETF & Futures Strategy
                                               in lieu of Equity Strategy  0.2475%
                                    Index Plus LargeCap Period             0.2700%

ING Principal Protection Fund XI    Offering Phase                         0.1125%
                                    Guarantee Period:
                                         -     Equity Component            0.3600%
                                         -     Fixed Component             0.2475%
                                         -     ETF & Futures Strategy
                                               in lieu of Equity Strategy  0.2475%
                                    Index Plus LargeCap Period             0.2700%